Exhibit 99.1

Patriot National Announces New Appointments to Board of Directors

FORT LAUDERDALE, FL., January 5, 2017 – Patriot National, Inc. (NYSE: PN), a leading provider of technology and outsourcing solutions to the insurance industry, today announced the appointments of Michael Purcell and Jeffrey Rohr to the Board of Directors, effective today.

“We are pleased to welcome Mr. Purcell and Mr. Rohr to the Board,” said Steven M. Mariano, Chairman, President and CEO of Patriot National. “Mr. Purcell has a wealth of experience providing assurance and advisory services to technology and financial services companies. Mr. Rohr is an accomplished leader with both senior management and public-company Board and Audit Committee experience. We believe Mr. Purcell and Mr. Rohr will add considerable financial insight and guidance as we execute our long-term growth strategy.”

Michael Purcell has more than 36 years of professional experience at Deloitte LLP, providing assurance and advisory services to public and private enterprise clients of all sizes, including multi-national companies, middle market companies, emerging growth companies and family owned businesses. He has an extensive background serving technology, life sciences and healthcare, financial services, consumer products, manufacturing companies and non-profit organizations. Mr. Purcell served as the Philadelphia Office leader of Deloitte’s middle-market and growth enterprise services.

Mr. Purcell currently serves on the Board of Directors of Capital Funding Bancorp, where he is a member of the Audit and Risk Committees; McKean Defense Group, where he is Chairman of the Audit Committee; Malvern Preparatory School, where he is Chairman of the Audit Committee; Academy of Notre Dame, where he is a member of the Audit Committee, and the Ben Franklin Technology Partners of Southeastern Pennsylvania where he is a member of the Audit and Finance Committees. Mr. Purcell served as the President of the Philadelphia Chapter of the Pennsylvania Institute of Certified Public Accountants. Mr. Purcell received a BS from Lehigh University and a MBA from Drexel University.

Jeffrey Rohr has 30 years of senior management experience at Deloitte LLP having last served in the role of Vice Chairman and Chief Financial Officer. In the role of CFO, Mr. Rohr was responsible for all aspects of financial affairs of Deloitte, including strategy, accounting, financial reporting, treasury, capital adequacy, liquidity, taxes, pensions, and risk management. Previously, Mr. Rohr served as the Managing Partner of Deloitte’s Midwest and Mid-Atlantic regions as well as National Director of Deloitte’s Business Planning.

Currently, Mr. Rohr serves on a number of Boards and Foundations, including the Board of Directors of American Express Centurion Bank, where he is the Chairman of the Audit and Risk Committee; Allied Minds plc, where he is Chairman of the Audit Committee; the Board of Education of the Bronxville NY School District, where he is President; the Florida State University College of Business Board of Governors, where he is Chairman; and the Homeownership Preservation Foundation. Mr. Rohr received a BS in accounting from Florida State University.

About Patriot National

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Patriot National, Inc.

Patriot National, Inc. is a national provider of comprehensive technology and outsourcing solutions that help insurance companies and employers mitigate risk, comply with complex regulations and save time and money. Patriot National provides general agency services, technology outsourcing, software solutions, specialty underwriting and policyholder services, claims administration services, self-funded health plans and employment pre-screening services to its insurance carrier clients, employers and other clients. Patriot National is headquartered in Fort Lauderdale, Florida. For more information about Patriot National, please visit www.patnat.com.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “Guidance,” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the potential that we may not accelerate our expansion into telemedicine. For example, we may not be able to place insurance policies for our clients, our expenses may be higher than we expect, we may have difficulty integrating new acquisitions, new acquisitions may not perform as anticipated, as well as those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contact:

Cindy Campbell

Director of Investor Relations

Patriot National, Inc.

(954) 670-2907

CCampbell@patnat.com

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